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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                        _________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                        _________________________________


                                 Date of Report

                                January 13, 2000
                                ----------------
                        (Date of earliest event reported)


                           BANKATLANTIC BANCORP, INC.
                           --------------------------
             (Exact name of registrant as specified in its Charter)


            Florida                     34-027228               65-0507804
 ---------------------------         ---------------        -----------------
(State of other jurisdiction        (Commission File          (IRS Employer
     or incorporation or                 Number)            Identification No.)
       organization)


   1750 East Sunrise Blvd.
   Ft. Lauderdale, Florida                                        33304
 ---------------------------                                    --------
(Address of principal executive                                (Zip Code)
          offices)

                                 (954) 760-5000
                                 --------------
           (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

On January 13, 2000, BankAtlantic Bancorp, Inc. (the "Company") announced that its Board of Directors had approved a corporate transaction which would result in the redemption and retirement of the approximately 5.4 million publicly held outstanding shares of the Company's Class B Common Stock at a price of $6.00 per share payable in cash. The Company's Class A Common Stock would continue to trade on the New York Stock Exchange after the transaction as the Company's sole publicly traded common stock.

The Company currently has two publicly traded classes of common stock. In addition to the approximately 32.4 million outstanding shares of Class A Common Stock traded on the New York Stock Exchange, approximately 10.3 million shares of Class B Common Stock are traded on the Nasdaq National Market. The Class B Common Stock represents 100% of the voting rights of the Company. BFC Financial Corporation and its affiliates currently beneficially own in excess of 50% of the Company's Class B Common Stock. As a result of the transaction, BFC Financial Corporation would be the sole holder of the Company's Class B Common Stock.

The Company also announced that upon consummation of the proposed transaction it intends to explore alternatives for granting voting rights to holders of its Class A Common Stock. BFC Financial Corporation has indicated to the Company that it is amenable to the adoption of such a capital structure provided that BFC Financial Corporation's control position is not adversely affected. No assurance can be given that such a transaction will be proposed and adopted and if so, in what form.

The proposed transaction is subject to the approval of the holders of each of the Company's Class A and Class B Common Stock, receipt of all required regulatory approvals and obtaining financing for the transaction on terms satisfactory to the Company. In connection with the proposed transaction, all outstanding options to acquire Class B Common Stock will be terminated at an expected pre-tax cost to the Company of approximately $4.6 million.

The Company intends to finance the transaction through the issuance of Subordinated Investment Notes that it is currently offering for sale to the public. The Company has filed a Registration Statement with the Securities and Exchange Commission relating to the offering of the Subordinated Investment Notes by the Company. Offers or sales of the Subordinated Investment Notes shall only be made by a prospectus which can be obtained at no cost by contacting the Company at P.O. Box 8608, Ft. Lauderdale, FL 33310-9978 or by calling 1-800-909-6467.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BANKATLANTIC BANCORP, INC.



                                    By: /s/Frank V. Grieco
                                        -----------------------
                                        Frank V. Grieco
                                        Principal Financial and Accounting
                                        Office

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